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                                                                    Exhibit 99.a

                    RONSON CITES LICHTENSTEIN/STEEL PARTNERS
             FOR MISLEADING ASSERTIONS IN THEIR RECENT PRESS RELEASE


Somerset, NJ - January 17, 2005 - Ronson Corporation (NASDAQ SmallCap RONC) - On January 13, 2005, the United States Court of Appeals for the Third Circuit affirmed the dismissal by the U.S. District Court of a lawsuit filed in 2003 by Ronson Corporation, together with several of its Directors, against Steel Partners II, Warren Lichtenstein, Howard Lorber, several Steel Partner employees and a number of secret, unidentified investors of Steel Partners.

WARREN LICHTENSTEIN/STEEL PARTNERS DELIBERATELY DISREGARDED THE CLEARLY STATED LIMITED BASIS FOR THE COURTS' ORDERS OF DISMISSAL AND FALSELY ASSERTED IN ITS PRESS RELEASE OF JANUARY 13, 2005 THAT "...the District Court and the Court of Appeals have confirmed our (Lichtenstein/Steel Partners) assertion that there was no merit to the Ronson claim." THIS COMMENT BY LICHTENSTEIN/STEEL PARTNERS IN ITS PRESS RELEASE IS PATENTLY MISLEADING.

THE DISMISSAL OF RONSON CORPORATION'S CLAIMS WAS BASED SOLELY ON THE TIME REQUIREMENTS OF THE APPLICABLE STATUTE OF LIMITATIONS WHICH BARS LITIGATION DEEMED TO BE UNTIMELY FILED. NEITHER THE FEDERAL COURT NOR THE COURT OF APPEALS CONSIDERED THE MERITS OF THE CLAIMS ASSERTED BY RONSON IN ITS COMPLAINT.

LICHTENSTEIN/STEEL PARTNERS' RELEASE WAS MISLEADING IN THAT IT FAILED TO REPORT THAT STATE LAW CLAIMS, ESSENTIALLY SIMILAR TO SOME OF THE FEDERAL COURT CLAIMS, ARE PENDING BEFORE THE SUPERIOR COURT OF NEW JERSEY IN A SEPARATE LAWSUIT. In that lawsuit, Ronson is seeking specified declaratory and injunctive relief under the New Jersey Shareholder Protection Act, as well as monetary damages based on allegations of loss, disruption and damage to Ronson Corporation, its business relationships and image as a consequence of various alleged wrongful acts by Lichtenstein/Steel Partners and undisclosed affiliates.

For the past seven years, Mr. Lichtenstein has been waging a campaign against Ronson Corporation to further his and his group's personal agenda, not in the best interest of the Ronson shareholders. Ronson's management has consistently received support from the majority of its shareholders. At its recent Annual Meeting in December 2004, Ronson's management received the support of 88% of the shares voted.

The Company continues to vigorously defend and to refute in its entirety the claims of Lichtenstein/Steel Partners in the ongoing protection of Ronson and the legitimate rights and interests of all shareholders.

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COMPANY CONTACT:
Daryl K. Holcomb
(732) 469-8300